Exhibit 32.1.3

CERTIFICATION

I, Karin-Joyce Tjon Sien Fat, principal financial officer of Hawker Beechcraft Acquisition Company, LLC (the “Company”), hereby certify that:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Karin-Joyce Tjon Sien Fat
Karin-Joyce Tjon Sien Fat, Chief Financial Officer (Principal Financial Officer)

November 2, 2011